EXHIBIT  23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-56590, 33-71700, as amended by Post-Effective Amendments No. One and Two, 333-77617, and 333-76296) of Pizza Inn, Inc. of our report dated August 23, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.



/s/ BDO Seidman LLP
BDO  Seidman,  LLP

Dallas,  Texas
September  23,  2004